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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP


          We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-32233, Form S-8 No. 333-05741, Form S-8 No. 333-05741, Form S-8 No. 33-82794 and Form S-8 No. 33-82790) pertaining to certain stock option plans of the Company, of our report dated February 11, 2000, with respect to the financial statements and schedule of CIMA LABS, INC. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                   /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 28, 2000